DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                     August 22, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden National Municipals Fund, Inc. (the ?Fund?)
         	(formerly Prudential National Municipals Fund, Inc.)
                  File No. 811-2992

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the semi-annual period ended June 30, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                      Very truly yours,


                                                    /s/Deborah A. Docs
                                                       Deborah A. Docs
                                                             Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of August, 2003.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:/s/Deborah A. Docs		    By:	/s/Grace C. Torres
            Deborah A. Docs			   Grace C. Torres
            Secretary		   	   Treasurer and Principal
         Financial and Accounting
         Officer